EXHIBIT 99 (d)


                            FLORIDA POWER & LIGHT COMPANY
                       NOTICE OF GUARANTEED DELIVERY OF SHARES
                      OF $2.00 NO PAR PREFERRED STOCK, SERIES A
                    (INVOLUNTARY LIQUIDATION VALUE $25 PER SHARE)
               IN EXCHANGE FOR _____% QUARTERLY INCOME DEBT SECURITIES
               (SUBORDINATED DEFERRABLE INTEREST DEBENTURES, DUE _____)

          This form, or a form substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if certificates for the shares of $2.00 No Par Preferred Stock, Series A (Involuntary Liquidation Value $25 Per Share) of Florida Power & Light Company (the "Shares") are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Exchange Agent on or prior to the Expiration Date (as defined in the Prospectus referred to below). Such form may be delivered by hand or transmitted by mail, or (for Eligible Institutions only) by facsimile transmission, to the Exchange Agent. See "The Exchange Offer Procedures for Tendering" in the Prospectus. THE ELIGIBLE INSTITUTION WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE EXCHANGE AGENT AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE EXCHANGE AGENT WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

                                The Exchange Agent is:

                   THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION)

                    BY HAND:                      BY OVERNIGHT COURIER:
      Office Hours:  9:00 a.m.   5:00 p.m. c/o Chase Securities Processing Corp.
             (New York City Time)                 Ft. Lee Executive Park
      1 Chase Manhattan Plaza (Floor 1-B)      1 Executive Drive (6th Floor)
           Nassau and Liberty Streets            Ft. Lee, New Jersey  07024
           New York, New York  10081

                                       BY MAIL:

                                       Box 3032
                               4 Chase MetroTech Center
                              Brooklyn, New York  11245

                                Facsimile Transmission
                                    (201) 592-4372
                           (For Eligible Institutions Only)

            Confirm Receipt of Notice of Guaranteed Delivery by Telephone:
                                    (201) 592-4370

                                Shareholder Inquiries:
                              (800) 355-2663 (Toll Free)

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

          THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.


     Ladies and Gentlemen:

          The undersigned hereby tenders to Florida Power & Light Company, a Florida corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus, dated May __, 1995 (the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the number of Shares of the Company listed below, pursuant to the guaranteed delivery procedure set forth in "The Exchange Offer Procedures for Tendering" in the Prospectus.



                            DESCRIPTION OF SHARES TENDERED

     Name(s) and Address(es) of
        Registered Holder(s)
      (Please fill in exactly
        as name(s) appear(s)                      Shares Tendered
         on certificate(s))         (Attach additional signed list if necessary)

                                                    Total Number of   Number of
                                     Certificate  Shares Represented    Shares
                                      Number(s)*  by Certificate(s)*  Tendered**

                                     ________     __________________  ________
                                     ________     __________________  ________
                                     ________     __________________  ________
                                     ________     __________________  ________

                                     Total Shares

     * Need not be completed by shareaholders tendering by book-entry transfer.
     ** Unless otherwise indicated, it will be assumed that all Shares represented by any certificates delivered to the Exchange Agent area being tendered.


                  GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

          The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees (a) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Exchange Agent at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Exchange Agent's account at The Depository Trust Company, in each case together with
     (a) properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within five New York Stock Exchange, Inc. trading days after the date hereof.


     -----------------------------------     -----------------------------------
               Name of Firm                         Authorized Signature



     -----------------------------------     -----------------------------------
                  Address                                   Name



     -----------------------------------     -----------------------------------
          City, State and Zip Code                          Title



     -----------------------------------
        Area Code and Telephone Number



     Dated: ____________________________


                    DO NOT SEND STOCK CERTIFICATES WITH THIS FORM.
         YOUR STOCK CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.